Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is being entered into as of April 10, 2006, by and among eBay Inc., a Delaware corporation (“Purchaser”), and the persons listed on Schedule 1 hereto (the “Investors”). The Investors and Purchaser are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
     Whereas, pursuant to that certain Share Purchase Agreement of even date herewith (the “Purchase Agreement”), among Purchaser, Sonorit Holding AS, certain of the Investors and Aril Resen as the Shareholders’ Representative, and to that certain Share Purchase Agreement of even date herewith (the “Outside Investor Purchase Agreement”) between Purchaser and the other Investors, Purchaser is issuing shares of its common stock to the Investors; and
     Whereas, in connection with the transactions contemplated by the Purchase Agreement and the Outside Investor Purchase Agreement, Purchaser has agreed to register, under the Securities Act, the resale of the Registrable Shares (as defined below) and to grant certain other rights to the Investors.
Agreement
     The Parties, intending to be legally bound, agree as follows:
     1. Registration of the Registrable Shares; Compliance With the Securities Act.
          1.1. Registration Procedures. Purchaser shall:
               (a) subject to Purchaser’s prior receipt of the information required to be furnished by the Investors pursuant to Section 1.2(a), prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), on or prior to the date that is one business day following the date of this Agreement, a shelf registration statement (the “Registration Statement”) on Form S-3 or other available forms to enable the resale of the Registrable Shares by the Selling Shareholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) through the automated quotation system of the Nasdaq National Market or such other market as may be the principal market on which Purchaser Shares are quoted or listed (for purposes of this Agreement, “Registrable Shares” shall mean the shares of common stock of Purchaser being issued to the Investors pursuant to the Purchase Agreement and the Outside Investor Purchase Agreement, together with any other securities of Purchaser issued or issuable as a result of or in connection with any stock dividend, stock split, or reverse stock split, reclassification, merger, consolidation, or similar transaction in respect of such shares; provided, however, that: Registrable Shares shall cease to be Registrable Shares when: (i) a registration statement covering such Registrable Shares shall have become effective under the Securities Act, and such Registrable Shares shall have been disposed of in accordance with the Registration Statement; or (ii) one year after the date of this Agreement);
               (b) to the extent applicable, use all reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming part

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thereof (the “Prospectus”) as may be necessary to keep the Registration Statement current and effective until the earlier of: (i) two years following the date on which the Registration Statement first becomes effective; or (ii) the date on which all of the Registrable Shares may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without regard to any volume limitations;
               (c) furnish to the Investors such number of copies of the Registration Statement, the Prospectus, preliminary prospectuses, prospectus supplements or periodic or current reports incorporated into such Registration Statement identifying the Investors as selling stockholders (an “Identifying Report”), as applicable in conformity with the requirements of the Securities Act and such other documents as the Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Investors; and
               (d) notify the Investors promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.
          1.2. Investor Obligations.
               (a) Each Investor shall: (i) furnish such information as Purchaser may reasonably request in connection with the preparation of the Registration Statement and the Prospectus, any prospectus supplement or Identifying Report in order to permit Purchaser to comply with all applicable securities laws and requirements of the SEC, which information shall be complete and accurate; and (ii) accurately complete, execute, acknowledge and/or deliver such questionnaires and other documents, certificates and instruments as are reasonably required by Purchaser in connection with any offering under this Agreement (it being understood that Purchaser shall have no obligation to register an Investor’s Registrable Shares for resale pursuant to the Registration Statement referred to in Section 1.1(a) until such Investor has complied with sich Investor’s obligations in this Section 1.2(a)).
               (b) Each Investor shall promptly notify Purchaser of any changes known to such Investor in the information set forth in the Registration Statement and the Prospectus, any prospectus supplement or Identifying Report regarding such Investor or its plan of distribution. No Investor shall use, distribute or otherwise disseminate any free writing prospectus, as defined in Rule 405 under the Securities Act, in connection with the sale of Registrable Shares under the Registration Statement, without the prior written consent of Purchaser.
          1.3. Amendments to Registration Statement; Suspension; Sales of Registrable Shares under the Registration Statement.
               (a) Except in the event that Section 1.3(b) or Section 1.3(c) applies, Purchaser shall: (i) if required under applicable law, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement or amendment to the Prospectus or any prospectus supplement or a supplement or amendment to any document incorporated therein by reference or file any other required report or document so that neither such Registration Statement nor Prospectus, as amended or supplemented, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investors with copies of any documents filed pursuant to this Section 1.3(a); and (iii) inform the Investors that Purchaser has complied with its obligations in this Section 1.3(a).

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               (b) Purchaser shall not be obligated to effect a registration pursuant to Section 1.1, or to file any amendment to the Registration Statement (or any report incorporated therein) or any or supplement or amendment to the Prospectus or any prospectus supplement, and may suspend the Investors’ rights to make sales pursuant to an effective registration pursuant to Section 1.1, at any time when Purchaser, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof, or the offering of securities pursuant thereto, would: (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto; or (ii) be seriously detrimental to Purchaser and its stockholders, in which event (under clause “(i)” or clause “(ii)” above) Purchaser shall have the right to defer filing of a registration statement and prospectus or prospectus supplement or Identifying Report (or to suspend the Investors’ rights to make sales pursuant to an effective registration pursuant to Section 1.1) for a period of not more than 45 days; provided, however, that Purchaser shall not utilize the right described in this Section 1.3(b) on more than two occasions of not more than 60 days in any twelve month period. As of the date of this Agreement, Purchaser is not aware of any event that has occurred that would require Purchaser to invoke the right described in this Section 1.3(b) within 30 days following the Closing.
               (c) In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of Purchaser’s counsel, necessitates the making of any changes in the Registration Statement, prospectus or any prospectus supplement, or any document incorporated or deemed to be incorporated therein by reference, so that neither the Registration Statement nor the Prospectus or, if applicable, prospectus supplement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) of any event or circumstance of the type described in Section 1.3(b), then Purchaser shall promptly deliver a certificate in writing to the Investors (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, each Investor shall: (A) immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such shares (a “Suspension”) until such Investor’s receipt of copies of a supplemented or amended prospectus prepared and filed by Purchaser, or until it is advised in writing by Purchaser that the Suspension is no longer in effect; and (B) if so directed by Purchaser, deliver to Purchaser all copies of the Prospectus and any prospectus supplement or Identifying Report covering such Registrable Shares in such Investor’s possession at the time of receipt of such notice.
               (d) Provided that a Suspension is not then in effect, each Investor may sell the Registrable Shares under the Registration Statement as long as, to the extent required by law, it arranges for delivery of a current prospectus and, if applicable, prospectus supplement or report, to the transferee of such Registrable Shares.
               (e) In the event of a sale of any Registrable Shares by an Investor pursuant to the Registration Statement, such Investor shall deliver to Purchaser’s transfer agent, with a copy to Purchaser, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A so that the Registrable Shares may be properly transferred. Assuming timely delivery to Purchaser’s transfer agent of one or more stock certificates representing the Registrable Shares in proper form for transfer and

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assuming compliance by the Investor with the terms of this Agreement, Purchaser’s transfer agent will issue and make appropriate delivery of one or more stock certificates in the name of the buyer so as to permit timely compliance by the Investor with applicable settlement requirements.
     2. Miscellaneous
          2.1. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), three business days after delivery to such courier; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other parties to this Agreement:
if to Purchaser, to the address for notices to Purchaser under the Purchase Agreement.
if to an Investor, to the address set forth in Exhibit B to the Purchase Agreement or Exhibit A to the Outside Investor Purchase Agreement, as the case may be.
          2.2. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).
          2.3. Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any person or entity other than the Parties and their respective successors and assigns (if any).
          2.4. Entire Agreement. This Agreement and the other agreements referred to herein constitute the whole and only agreement among the Parties relating to the matters provided for herein. In entering into this Agreement, the Parties acknowledge that they are not relying upon any pre-contractual statement that is not expressly set out herein.
          2.5. Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by Purchaser and Investors holding at least a majority of the Registrable Shares at the time of the amendment, modification, alteration or supplement (it being understood that upon such execution and delivery, such amendment, modification, alteration or supplement shall be binding on all Investors).
          2.6. Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

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     In Witness Whereof, the Parties have caused this Agreement to be executed and delivered as of the date first set forth above.

eBay Inc.,
a Delaware corporation

By:	/s/ Rajiv Dutta

Name:	Rajiv Dutta

Title:	President, Skype
[Investors’ signature pages follow]

     The Parties have caused this Agreement to be executed as of the date first set forth above.

Investors:

/s/ Jonathan Arnold

Jonathan Arnold

/s/ Henri Rene Oscar Hentsch

Henri Rene Oscar Hentsch

/s/ Alan Duric

Alan Duric

/s/ David Gurle

David Gurle

/s/ Gudmund Semb

Gudmund Semb

/s/ Koen Vos

Koen Vos

/s/ Julian Spittka

Julian Spittka

/s/ Jonathan A. Kessler

Jonathan A. Kessler

/s/ Reynir Indahl

Reynir Indahl

/s/ Thomas Vasen

Thomas Vasen

/s/ Jonathan Christensen

Jonathan Christensen

/s/ Christopher S. Dean

Christopher S. Dean

VPF ABN Amro Norge

By:	/s/ Petter Tugvik

Name:	Petter Tugvik

Title:	Equity Dep

VPF ABN Amro Norge+

By:	/s/ Petter Tugvik

Name:	Petter Tugvik

Title:	Equity Dep

AS Spectra

By:	/s/ A. Fredrik Klaverness

Name:	A. Fredrik Klaverness

Title:	Principal

/s/ Thomas P. Fleischer

Thomas P. Fleischer

/s/ Hisham Khartabil

Hisham Khartabil

Lime Venture AS

By:	/s/ Espen Moen

Name:	Espen Moen

Title:	50% Owner

/s/ Jason Fischl

Jason Fischl

/s/ Erik Lagerway

Erik Lagerway

SPC Invest AS

By:	/s/ Per Andreas Svegm

Name:	Per Andreas Svegm

Title:	Investor/Managing Dir.

SVA Holdings APS

By:	/s/ Søren Vang Andersen

Name:	Søren Vang Andersen

Title:	Adm. Dir

Lorentzen Invest AS

By:	/s/ Charles Lorentzen

Name:	Charles Lorentzen

Title:	Owner

RO Invest AS

By:	/s/ Pål Erik Robinson

Name:	Pål Erik Robinson

Title:	CEO, COR

Pluton AS

By:	/s/ Gunner Foingner

Name:	Gunner Foingner

Title:	Managing Director

Bojo Industries AS

By:	/s/ Børge Johansen

Name:	Børge Johansen

Title:	Chairman

Creo Investments II AS

By:	/s/ Arne Reinemo, Jr.

Name:	Arne Reinemo, Jr.

Title:	Chairman

Institusjonen Fritt ORD

By:	/s/ Erik Rudeng

Name:	Erik Rudeng

Title:	Director

Predator Capital Management AS

By:	/s/ Karl Heine Ulvebne

Name:	Karl Heine Ulvebne

Title:	COB

/s/ Jean Jordan

Jean Jordan

Trafford Holding AS

By:	/s/ Hans Fredrick Wittusen

Name:	Hans Fredrick Wittusen

Title:	Chairman

/s/ Rune Sørensen

Rune Sørensen

Skullerud Eiendomsselskap AS

By:	/s/ Anders Oysalil

Name:	Anders Oysalil

Title:	Owner

/s/ Petter Endsjø

Petter Endsjø

/s/ Henrik Halvorsen

Henrik Halvorsen

/s/ Jan Resen

Jan Resen

/s/ Thorvald C. Wahl

Thorvald C. Wahl

XFILE AS

By:	/s/ Arit Resen

Name:	Arit Resen

Title:	Chairman

/s/ Tone Breivik

Tone Breivik

/s/ Bjørn Horgen

Bjørn Horgen

/s/ Thor Øistein Endsjø

Thor-Øistein Endsjø

/s/ Hans Nordstaa

Hans Nordstaa

/s/ Trond Øivind Bruun

Trond Øivind Bruun

/s/ Snorre Øverland

Snorre Øverland

/s/ Arve Haug

Arve Haug

Eurovekst II AS

By:	/s/ Oddvar Fosse

Name:	Oddvar Fosse

Title:	Man. director

Eurovekst III AS

By:	/s/ Oddvar Fosse

Name:	Oddvar Fosse

Title:	Man. director

Kreativ Investering

By:	/s/ T. D. Veen

Name:	T. D. Veen

Title:	Director

Oppedal Invest AS

By:	/s/ T. D. Veen

Name:	T. D. Veen

Title:	Director

Sandnes Investering ASA

By:	/s/ Oddvar Fosse

Name:	Oddvar Fosse

Title:	Man. director

Sirius AS

By:	/s/ Oddvar Fosse

Name:	Oddvar Fosse

Title:	Chairman

Moga AS

By:	/s/ Pål Gausdal

Name:	Pål Gausdal

Title:	Director

TD Veen A/S

By:	/s/ T. D. Veen

Name:	T. D. Veen

Title:	Director

Saamand AS

By:	/s/ Olav Bryn

Name:	Olav Bryn

Title:	Chairman

Synesi AS

By:	/s/ Espen Fjogstad

Name:	Espen Fjogstad

Title:	Owner and Chairman

/s/ Ingvald Anfinnsen

Ingvald Anfinnsen

/s/ Jan Tore Bue

Jan Tore Bue

/s/ Hogne Teigland

Hogne Teigland

/s/ Arve Angeltveit Selsås

Arve Angeltveit Selsås

/s/ David Humphreys

David Humphreys

ACIER AS

By:	/s/ Thomas B. Fleischer

Name:	Thomas B. Fleischer

Title:	CEO

/s/ Werner Eriksen

Werner Eriksen

Schedule 1
Investors
Jonathan Arnold
Henri Rene Oscar Hentsch
Alan Duric
David Gurle
Gudmund Semb
Koen Vos
Julian Spittka
Jonathan A. Kessler
Reynir Indahl
Thomas Vasen
Jonathan Christensen
Christopher S. Dean
VPF ABN Amro Norge
VPF ABN Amro Norge+
Acier AS
AS Spectra
Thomas P. Fleischer
Hisham Khartabil
Lime Venture AS
Jason Fischl
Erik Lagerway
SPC Invest AS
SVA Holding ApS
Lorentzen Invest AS
RO Invest AS
Pluton AS
Bojo Industries AS
Creo Investments II AS
Institusjonen Fritt ORD
Predator Capital Management AS
Jean Jordan
Trafford Holding AS
Rune Sørensen
Skullerud Eiendomsselskap AS
Petter Endsjø
Henrik Halvorsen
Jan Resen
Thorvald C. Wahl
Xfile AS
Tone Breivik
Bjørn Horgen
Thor-Øistein Endsjø
Hans Nordstaa
Trond Øivind Bruun
Snorre Øverland
Arve Haug

Eurovekst II AS
Eurovekst III AS
Kreativ Investering
Oppendal Invest AS
Sandnes Investering ASA
Sirius AS
Moga AS
TD Veen A/S
Saamand AS
Synesi AS
Ingvald Anfinnsen
Jan Tore Bue
Hogne Teigland
Arve Angeltveit Selsås
David Humphreys
Werner Eriksen

Exhibit A
Certificate of Subsequent Sale
[INSERT LETTERHEAD]
Date:
Laura A. Carey
eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125
Re: eBay Inc.
Dear Ms. Carey:
We have been requested to act as broker or dealer by the Seller in connection with the sale of the following shares of eBay Inc.:

Selling Stockholder:
No. of Shares Sold:
Registration Statement:	333-
Date of Prospectus:	April ___, 2006
Trade Date(s):
In connection therewith, the undersigned hereby certifies that the number of shares sold, as indicated above, have been sold for the account of the registered owner and pursuant to, and in compliance with, the above-referenced prospectus dated April ___, 2006. A copy of said prospectus was properly delivered in accordance with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act of 1933.
Please authorize the transfer of said shares without further restriction.
Thank you for your assistance in this matter.
Very truly yours,

By:

Print Name:

Title:

cc: